Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

LAW DEBENTURE TRUST COMPANY OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	01-0622605
(State or other jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. employer identification no.)

400 Madison Avenue, 4th Floor, New York, N.Y.	10017
(Address of principal executive offices)	(Zip code)

NIELSEN FINANCE LLC

(Exact name of obligor as specified in its charter)

Delaware	20-5172894
(State or other jurisdiction of incorporation or Organization)	(I.R.S. employer identification no.)

85 Broad Street New York, New York	10004
(Address of principal executive offices)	(Zip code)

NIELSEN FINANCE CO.

(Exact name of obligor as specified in its charter)

Delaware	20-5172975
(State or other jurisdiction of incorporation or Organization)	(I.R.S. employer identification no.)

85 Broad Street New York, New York	10004
(Address of principal executive offices)	(Zip code)

ADDITIONAL GUARANTORS

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number
A. C. Nielsen (Argentina) S.A.	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	36-2722599

A. C. Nielsen Company, LLC	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	36-1549320

ACN Holdings Inc.	Delaware	85 Broad Street New York, NY 10004 (646) 654-5000	52-2294969

ACNielsen Corporation	Delaware	85 Broad Street New York, NY 10004 (646) 654-5000	06-1454128

ACNielsen eRatings.com	Delaware	85 Broad Street New York, NY 10004 (646) 654-5000	06-1561730

AGB Nielsen Media Research B.V.	The Netherlands	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 39 88777	None

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number
ART Holding, L.L.C.	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	None

Athenian Leasing Corporation	Delaware	801 West Street Wilmington, DE 19801 (302) 254-1004	94-3156553

The Cambridge Group, Inc.	Illinois	85 Broad Street New York, NY 10004 (646) 654-5000	36-2836077

CZT/ACN Trademarks, L.L.C.	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	None

G4 Analytics, Inc.	Delaware	85 Broad Street New York, NY 10004 (646) 654-5000	52-2322670

Marketing Analytics, Inc.	Illinois	85 Broad Street New York, NY 10004 (646) 654-5000	36-3810861

NetRatings, LLC	Delaware	85 Broad Street New York, NY 10004 (646) 654-5000	77-0461990

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number
Neurofocus, Inc.	California	85 Broad Street New York, NY 10004 (646) 654-5000	65-1279908

The Nielsen Company B.V.	The Netherlands	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 39 88777	None

The Nielsen Company (Luxembourg) S.à r.l.	Luxembourg	65 Boulevard Grande Duchesse Charlotte L-1331 Luxembourg Grand-Duchy of Luxembourg	None

The Nielsen Company Finance (Ireland) Limited	Ireland	14 Riverwalk National Digital Park Citywest Business Campus Dublin 24, Ireland	None

The Nielsen Company (US), LLC	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	04-3721439

Nielsen Holding and Finance B.V.	The Netherlands	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 39 88777	None

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number
Nielsen Mobile, LLC	Delaware	85 Broad Street New York, NY 10004 (646) 654-5000	91-1911335

Nielsen National Research Group, Inc.	California	85 Broad Street New York, NY 10004 (646) 654-5000	95-3194285

NMR Investing I, Inc.	Delaware	801 West Street Wilmington, DE 19801 (302) 254-1004	06-1450569

NMR Licensing Associates, L.P.	Delaware	801 West Street Wilmington, DE 19801 (302) 254-1004	51-0380964

The Perishables Group, Inc.	Illinois	85 Broad Street New York, NY 10004 (646) 654-5000	36-4357762

TNC (US) Holdings, Inc.	New York	85 Broad Street New York, NY 10004 (646) 654-5000	22-2145575

Vizu Corporation	Delaware	85 Broad Street New York, NY 10004 (646) 654-5000	20-2469250

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number
VNU Intermediate Holding B.V.	The Netherlands	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 39 88777	None

VNU International B.V.	The Netherlands	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 39 88777	None

VNU Marketing Information, Inc.	Delaware	85 Broad Street New York, NY 10004 (646) 654-5000	13-3836156

4.50% Senior Notes due 2020

(Title of the indenture securities)

General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417 and One Commerce Plaza, Albany, NY 12257

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of the trustee as now in effect. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

2.	A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

3.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto. (see Exhibit 3 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

4.	The consents of the trustee required by Section 321(b) of the Act. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-133414, which is incorporated by reference).

5.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, Law Debenture Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of June, 2013.

LAW DEBENTURE TRUST COMPANY OF NEW YORK

By	/s/ Frank Godino
/s/ Frank Godino
Vice President

Consolidated Report of Condition (attached as Exhibit 5 hereto) of

LAW DEBENTURE TRUST COMPANY OF NEW YORK

of 400 Madison Avenue, New York, NY 10017,

a limited purpose trust company (“LDTC-NY”) and U.S. subsidiary of Law Debenture Corporation plc, London, England (“Law Debenture”), at the close of business December 31, 2012, published with the Federal Financial Institutions Examination Council/Board of Governors of the Federal Reserve System, and in accordance with Chapter 2 of the Consolidated Laws of the State of New York Banking Department license granted on May 8, 2002.

I, Kevin T. O’Brien, Chief Executive Officer of Law Debenture Trust Company of New York do hereby declare that this Report of Condition has been prepared in conformance with instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

IN WITNESS WHEREOF, I have executed this certificate the 13th day of June, 2013.

/S/ Kevin T. O’Brien
Kevin T. O’Brien
Chief Executive Officer
Law Debenture Trust Company of New York

I, James D. Heaney, Managing Director of Law Debenture Trust Company of New York, do hereby attest that the signature set forth above is the true and genuine signature of Kevin T. O’Brien, Chief Executive of Law Debenture Trust Company of New York.

Attested by:	/S/ James D. Heaney
Its:	Managing Director

Law Debenture Trust Company of New York	FFIEC 041 Exhibit A PAGE RC-10 13

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for December 31, 2012

All schedules are to be reported in thousands of dollars. Unless otherwise indicated,

report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands		RCON	Bil	Mil	Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin[1]		0081		1	446	1.a.
b. Interest-bearing balances[2]		0071		3	511	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)		1754				2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)		1773				2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold		B987				3.a.
b. Securities purchased under agreements to resell[3]		B989				3.b.
4. Loans and lease financing receivables (from Schedule RC-C)
a. Loans and leases held for sale		5369				4.a.
b. Loans and leases, net of unearned income	B528					4.b.
c. LESS: Allowance for loan and lease losses	3123					4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		B529				4.d.
5. Trading assets (from Schedule RC-D)		3545				5.
6. Premises and fixed assets (including capitalized leases)		2145			23	6.
7. Other real estate owned (from Schedule RC-M		2150				7.
8. Investments in unconsolidated subsidiaries and associated companies		2130				8.
9. Direct and indirect investments in real estate ventures		3656				9.
10. Intangible assets:
a. Goodwill		3163				10.a.
b. Other intangible assets (from Schedule RC-M)		0426				10.b.
11. Other assets (from Schedule RC-F)		2160		1	768	11.
12. Total assets (sum of items 1 through 11)		2170		6	748	12.

[1]	Includes cash items in process of collection and unposted debits.
[2]	Includes time certificates of deposit not held for trading.
[3]	Includes all securities resale agreements, regardless of maturity.

FFIEC 041 PAGE RC-11 14

Schedule RC—Continued

Dollar Amounts in Thousands		RCON	Bil	Mil	Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)		2200				13.a.
(1) Noninterest-bearing[1]	6631					13.a.	(1)
(2) Interest-bearing	6636					13.a.	(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased[2]		B993				14.a.
b. Securities sold under agreements to repurchase[3]		B995				14.b.
15. Trading liabilities (from Schedule RC-D)		3548				15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		3190				16.
17. and 18. Not applicable
19. Subordinated notes and debentures[4]		3200				19.
20. Other liabilities (from Schedule RC-G)		2930		2	696	20.
21. Total liabilities (sum of items 13 through 20)		2948		2	696	21.
22. Not applicable
EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus		3838				23.
24. Common stock		3230			1	24.
25. Surplus (excludes all surplus related to preferred stock)		3839		3	376	25.
26. a. Retained earnings		3632			675	26.a.
b. Accumulated other comprehensive income[5]		B530				26.b.
c. Other equity capital components[6]		A130				26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)		3210		4	052	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries		3000				27.b
28. Total equity capital (sum of items 27.a and 27.b)		G105		4	052	28.
29. Total liabilities and equity capital (sum of items 21 and 28)		3300		6	748	29.

Memoranda

To be reported with the March Report of Condition.

1.      Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2011

		RCON	Number
				M.1.

1 =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =   Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =   Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =   Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =   Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =   Review of the bank’s financial statements by external auditors

7 =   Compilation of the bank’ financial statements by external auditors

8 =   Other audit procedures (excluding tax preparation work)

9 =   No external audit work

To be reported with the March Report of Condition.	RCON	MM	DD

2. Bank’s fiscal year-end date	8678			M.2.

[1]	Includes total demand deposits and noninterest-bearing time and savings deposits.
[2]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
[3]	Includes all securities repurchase agreements, regardless of maturity.
[4]	Includes limited-life preferred stock and related surplus.
[5]	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
[6]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.